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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 5, 2002


                       Investors Financial Services Corp.
             (Exact name of Registrant as specified in its charter)



        Delaware                   0-26996                     04-3279817
(State or jurisdiction     (Commission File Number)           (IRS Employer
   of Incorporation                                         Identification No.)


         200 Clarendon Street                          02205-1537
     Boston, Massachusetts 02116                       (Zip Code)
        (Address of principal
          executive offices)

        Registrant's telephone number, including area code: 617 937-6700

                           No change since last report
                   (Former name or former address, if changed
                               since last report)





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ITEM 9. REGULATION FD DISCLOSURE.

Today, speaking at an investor conference sponsored by Goldman Sachs, Company management will reaffirm its earnings estimate for the year ended December 31, 2002 at $1.01 to $1.03 per share. Company management will also reaffirm its earnings estimate for the year ended December 31, 2003 at approximately $1.27 per share. In addition, Company management will state that while the Company has not yet determined whether it will expense options, any decision to expense options would be implemented on a prospective basis. Company management will also state that, as a result, any dilution of earnings caused by expensing options will be significantly less than dilution amounts previously reported by the Company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INVESTORS FINANCIAL SERVICES CORP.



December 5, 2002                  By: /s/ JOHN E. HENRY
                                     ----------------------------------
                                     John E. Henry
                                     Senior Vice President and General Counsel





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